NEWS

2550 North Loop West, Suite 400

Houston, TX 77092

(713) 861-2500

FOR IMMEDIATE RELEASE	For more information contact: Richard Bajenski (713) 263-5059 richard.bajenski@goodmanmfg.com

Goodman CEO Comments on Outlook

HOUSTON, June 6, 2006 – Goodman Global, Inc. (NYSE:GGL) announced today that it will participate in the KeyBanc Capital Markets 2006 Industrial & Automotive Conference in Boston on Wednesday, June 7, 2006. During the conference, President and Chief Executive Officer Chuck Carroll is expected to confirm the company’s previous comments on its 2006 full year forecast results, last made on June 2, 2006 at Goodman’s 2006 Analyst Day.

About Goodman

Houston-based Goodman Global, Inc. is the second-largest domestic unit manufacturer of heating, ventilation and air conditioning products for residential and light-commercial use. Goodman’s products are predominantly marketed under the Goodman®, Amana® and Quietflex® brand names, and are sold through company-operated and independent distribution networks with more than 700 total distribution points throughout North America. For more information about Goodman, visit www.goodmanglobal.com.

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